AMENDMENT AGREEMENT #1

THIS AMENDMENT AGREEMENT is made as of the 1st day of January, 2007

BETWEEN:	SENATE CAPITAL GROUP INC., a company incorporated under the laws of British Columbia and having its head office at Suite 1410 – 800 West Pender Street, Vancouver, B.C., V6C 2V6;

(herein called “Senate”)

OF THE FIRST PART

AND:	Uranerz Energy Corporation, a company having an office at Suite 1410, 800 West Pender Street, Vancouver, B.C., V6C 2V6;

(herein called “Uranerz”)

OF THE SECOND PART

WHEREAS:

A.

The parties entered into an Office and Administration Services Agreement dated the 1st day of September, 2005 (the “Agreement”) whereby Senate will continue to perform office and administration services to the Company as defined in the Agreement; and

B.	The parties now wish to amend the Agreement;

NOW THEREFORE THIS AMENDMENT AGREEMENT WITNESSES that the Agreement is amended as follows:

1.	By the deletion of Clause #2 of the Agreement in its entirety and the substitution therefor of the following:

2.       In consideration of Senate providing the above-mentioned services, Uranerz agrees to pay Senate $ 15,500 CDN per month, and reimburse Senate at cost for investor relations, and financial and legal personnel hired to provide such services to Uranerz, plus any proportionate increase in rent and operating costs during the Term, and plus GST, payable in advance on the 1st day of each month.

2.	The parties hereby ratify and confirm the Agreement in all other respects.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the 1st day of January, 2007.

Senate Capital Group Inc.

Per: _______________________________________
          Authorized Signatory

Uranerz Energy Corporation

Per: _______________________________________
          Authorized Signatory